UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: August 2, 2011
(Date of earliest event reported)

NATURAL RESOURCES USA CORPORATION
(Exact name of registrant as specified in its charter)

000-15474
(Commission File Number)

Utah	87-0403973
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3200 County Road 31, Rifle, Colorado 81650
(Address of principal executive offices, including zip code)

(214) 253-2556
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01	CHANGE OF CONTROL
ITEM 8.01.	OTHER EVENTS

Green SEA Resources Inc. (“Green SEA”), the majority owner of Natural Resources USA Corporation (the “Company”), has informed the company that it intends to make an offer to the Company to take it private pursuant to a short form merger under the laws of the State of Utah.  The offer has been approved and recommended to the board of directors of Green SEA by the Investment Committee of the board of directors of Green SEA and is subject to the approval of the board of Green SEA.

Green SEA’s offer, which remains subject to the approval of the Board of Directors of Green SEA, is to convert each outstanding share of common stock of the Company (other than those shares beneficially owned by Green SEA and any shares owned by shareholders who properly exercise their statutory dissent rights) into the right to receive $0.57 in cash.

The Company’s board is reviewing the offer and will seek legal advice before responding.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release issued August 3, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCES USA CORPORATION (REGISTRANT)

Date: August 3, 2011	By:	/s/ Robert van Mourik
	Name:	Robert van Mourik
	Title:	Chief Financial Officer